Exhibit 5.1 & 23.2

ZURICH Lenz & Staehelin Brandschenkestrasse 24 CH-8027 Zurich	GENEVA Lenz & Staehelin Route de Chêne 30 CH-1211 Geneva 6	LAUSANNE Lenz & Staehelin Avenue de Rhodanie 40C CH-1007 Lausanne

On Holding AG
Förrlibuckstrasse 190
8005 Zürich

Zurich, November 14, 2025

10399369_3 / SCHAP / YUCEE

On Holding AG – Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as special Swiss counsel to On Holding AG, a stock corporation incorporated under the laws of Switzerland (the "Company") in connection with the filing of a registration statement on Form F-3, including the prospectus set forth therein (the "Registration Statement"), to be filed with the United States Securities and Exchange Commission (the "SEC") on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the "Securities Act"); (i) existing or newly issued Class A ordinary shares of the Company, each with a par value of CHF 0.10 (the "Class A Ordinary Shares"), (ii) debt securities of the Company (the "Debt Securities"), (iii) warrants to purchase equity or debt securities of the Company (the "Warrants"), (iv) subscription rights to subscribe for and purchase securities of the Company (the "Rights"), (v) purchase contracts (the "Purchase Contracts") and (vi) units comprised of one or more of the other securities described in (i) to (v) (inclusive) in any combination (the "Units") from time to time (the securities described in (i) to (vi) collectively, the "Securities").

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

PARTNERS

ZURICH: Matthias Oertle · Heini Rüdisühli · Marcel Meinhardt · Patrick Schleiffer · Thierry Calame · Beat Kühni · Lukas Morscher · Tanja Luginbühl · Prof. Jürg Simon · Matthias Wolf · Prof. Pascal Hinny · Harold Frey · Marcel Tranchet · Tino Gaberthüel · Astrid Waser · Stephan Erni · Dominique Müller · Alexander Greter · Peter Ling · Simone Ehrsam · Patrick Schärli · Anja Affolter Marino · Severin Christen · Lukas Aebi · Flavio Delli Colli

GENEVA: Shelby R. du Pasquier · Guy Vermeil · François Rayroux · Jean-Blaise Eckert · Daniel Tunik · Olivier Stahler ·Andreas Rötheli · Xavier Favre-Bulle ·
Benoît Merkt · David Ledermann · Jacques Iffland · Daniel Schafer · Miguel Oural · Fedor Poskriakov · Frédéric Neukomm · Cécile Berger Meyer · Floran Ponce · Valérie Menoud · Hikmat Maleh · Roman Graf · Sevan Antreasyan · Ariel Ben Hattar · Rébecca Dorasamy · Philipp Fischer

LAUSANNE: Lucien Masmejan · Nathalie Vetsch-Cevallos

Admitted to the Bar

#101309228v2

1	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than as listed below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively, the "Documents"):

(i)	an electronic copy of the Registration Statement;

(ii)	an electronic copy of an extract from the Commercial Register of the Canton of Zurich (the "Commercial Register") dated November 14, 2025 regarding the Company, retrieved online (the "Register Extract"); and

(iii)	an electronic copy of the articles of association (Statuten) of the Company, dated May 22, 2025, shown on the Register Extract as being the most recent articles of association filed with the Commercial Register (the "Articles of Association").

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the Documents and their legal implications under Swiss law.

2	Assumptions

In rendering the opinion below, we have assumed:

(i)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(ii)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner as to prevent removal or other alteration of such signature;

(iii)	the Registration Statement has been filed by the Company with the SEC and the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof, and no changes have been made which should have been or should be reflected in the Registration Statement as of the date hereof;

(iv)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

(v)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

(vi)	the Company is solvent and not overindebted at all relevant times;

(vii)	prior to the issuance, offering and sale of any Class A Ordinary Shares and/or Securities, the Board of Directors of the Company will have duly authorized the issuance, offering and sale of such Class A Ordinary Shares and/or Securities and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance, offering and sale of such Class A Ordinary Shares and/or Securities as contemplated in the Registration Statement and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all such Class A Ordinary Shares and/or Securities;

(viii)	all exercise notices with respect to Class A Ordinary Shares issued out of the Company's conditional share capital will be duly delivered in accordance with Swiss law and all other applicable requirements;

(ix)	to the extent the Company issues Class A Ordinary Shares out of the conditional share capital of the Company, the performance of the contribution in money shall be made at a banking institution subject to the Swiss Banks and Savings Banks Act of November 8, 1934, as amended, and in accordance with the applicable provisions of the Swiss Code of Obligations, or, in case of performance of the contributions by way of set-off, in accordance with the applicable provisions of the Swiss Code of Obligations;

(x)	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr);

(xi)	all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

(xii)	any exclusion of the existing shareholders' subscription rights (Bezugsrechte) and/or advance subscription rights (Vorwegzeichungsrechte) in connection with the issuance of (a) Class A

Ordinary Shares or (b) the Class A Ordinary Shares underlying any Securities complies with Swiss law and the Articles of Association; and

(xiii)	any newly issued Class A Ordinary Shares that will not be issued out of the conditional share capital of the Company will have been registered with the competent commercial register.

3	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof the Class A Ordinary Shares, and any Class A Ordinary Shares to be issued upon conversion, exercise, exchange or otherwise pursuant to the terms of any of the Securities, in each case if and when issued and paid for pursuant to the Articles of Association, the underlying contractual arrangements and Swiss law, and if and when such Class A Ordinary Shares have been entered into the Company's book of uncertificated securities, have been or will be, as applicable, validly issued, fully paid as to their nominal value and non-assessable.

4	Qualifications

The above opinion is subject to the following qualifications:

(i)	The opinion expressed herein is subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, civil procedure and other similar laws and regulations as applicable to creditors, debtors, claimants and defendants generally as well as principles of equity (good faith) and the absence of a misuse of rights.

(ii)	We express no opinion on the matters covered herein with respect to any laws other than the laws of Switzerland in effect on the date hereof.

(iii)	In this opinion, Swiss legal concepts are expressed in the English language and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

(iv)	The exercise of voting rights and rights related thereto with respect to any Class A Ordinary Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.

(v)	We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company's consolidation perimeter and the Class A Ordinary Shares or any of the other Securities.

(vi)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, tax, auditing or other non-legal matter.

We have issued this opinion as of the date hereof, and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the captions "Legal Matters" and "Enforcement of Judgements" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Yours sincerely,

/s/ Lenz & Staehelin

Patrick Schärli

5